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                           [GOODWIN PROCTER LLP LETTERHEAD]




                                February 28, 2001



Skyline Funds
311 South Wacker Drive
Suite 4500
Chicago, IL 60606

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 29 to the Registration Statement of Skyline Funds (the "Trust"), on Form N-1A filed with the Securities and Exchange Commission (Securities Act Registration No. 33-11755, Investment Company Act Registration No. 811-5022). As special Massachusetts counsel to the Trust, we hereby consent to the incorporation by reference therein of our opinion, dated April 28, 1998 originally filed as
Exhibit 10 to Post-Effective Amendment No. 25 to such Registration Statement.

                                                     Very truly yours,


                                                     /s/ Goodwin Procter LLP

                                                     GOODWIN PROCTER LLP